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                                                                    EXHIBIT 99.1

                        CC MASTER CREDIT CARD TRUST II
                       Excess Spread Analysis - May 2001
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Series                                       1995-A         1995-C          1996-A           1996-C          1998-A
Deal Size                                   $400 MM        $400 MM        $407.25 MM       $271.50 MM       $600 MM
Expected Maturity                          08/15/02       02/18/03         11/15/01         02/16/04       09/15/03
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

Yield                                        20.44%         20.44%           20.44%           20.44%         20.44%
Less:   Coupon                                4.38%          4.39%            4.37%            4.36%          4.39%
        Servicing Fee                         1.50%          1.50%            1.50%            1.50%          1.50%
        Net Credit Losses                     9.37%          9.37%            9.37%            9.37%          9.37%
Excess Spread:
        May-01                                5.19%          5.17%            5.19%            5.21%          5.18%
        April-01                              5.05%          5.04%            5.06%            5.08%          5.05%
        March-01                              6.17%          6.16%            6.18%            6.19%          6.16%
Three month Average Excess Spread             5.47%          5.46%            5.48%            5.49%          5.46%

Delinquency:
        30 to 59 days                         2.16%          2.16%            2.16%            2.16%          2.16%
        60 to 89 days                         1.55%          1.55%            1.55%            1.55%          1.55%
        90 + days                             3.11%          3.11%            3.11%            3.11%          3.11%
        Total                                 6.82%          6.82%            6.82%            6.82%          6.82%

Payment Rate                                 13.70%         13.70%           13.70%           13.70%         13.70%
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